UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2011, the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) authorized, based on the recommendation of the Nominating and Governance Committee of the Board, the indemnification of Dr. Sehat Sutardja, the Company’s President, Chief Executive Officer and Chairman of the Board, for reasonable fees and expenses that he may incur in challenging potential state and federal tax liabilities under Section 409A of the Internal Revenue Code arising from his exercise of an option for Company common shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Indemnification Arrangement with Dr. Sehat Sutardja

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Clyde R. Hosein
Clyde R. Hosein
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Arrangement with Dr. Sehat Sutardja